GE TO SELL BIOPHARMA BUSINESS TO DANAHER FOR $21.4 BILLION

●	Accelerates GE’s strategy to reduce leverage and strengthen the balance sheet
●	Strong go-forward $17 billion healthcare business
●	Expected to close in the fourth quarter of 2019

BOSTON – February 25, 2019 - GE (NYSE:GE) announced a definitive agreement to sell its BioPharma business to Danaher Corporation (NYSE: DHR) (“Danaher”) for a total consideration of $21.4 billion, including $21 billion in cash as well as Danaher’s assumption of certain pension liabilities. GE expects to use the proceeds from the transaction to reduce leverage and strengthen its balance sheet. The transaction is expected to close in the fourth quarter of 2019, subject to regulatory approvals and customary closing conditions.

GE Chairman and CEO H. Lawrence Culp, Jr. said, “Today’s transaction is a pivotal milestone. It demonstrates that we are executing on our strategy by taking thoughtful and deliberate action to reduce leverage and strengthen our balance sheet. We are retaining full flexibility for growth and strategic optionality with one of the world’s leading healthcare companies, and we are pleased that our BioPharma colleagues will join a strong, established team at Danaher. A more focused portfolio is the right structure for GE, and we have many options for maximizing shareholder value along the way.”

GE Healthcare President and CEO Kieran Murphy said, “The BioPharma business has been a strong contributor to our success, and I am confident this agreement represents a great opportunity for our valued colleagues to flourish under the ownership of Danaher. GE Healthcare has unsurpassed scale and scope and we will continue to focus on our investments so that we deliver better outcomes and more capacity to a world striving for Precision Health.”

The BioPharma business being divested is part of GE Life Sciences. In 2018, the BioPharma business generated revenues of approximately $3 billion. It is a leading provider of instruments, consumables and software that support the research, discovery, process development and manufacturing workflows of biopharmaceutical drugs. The business comprises process chromatography hardware and consumables, cell culture media, single use technologies, development instrumentation and consumables, and service.

Pharmaceutical Diagnostics, currently part of GE Life Sciences, will remain within the GE Healthcare portfolio. This business supplies contrast media and molecular imaging consumables for radiology customers around the world and is highly complementary to GE Healthcare’s medical imaging business. GE’s pharmaceutical imaging agents are used in approximately 90 million patient procedures each year.

GE Healthcare has a global installed base of more than 4 million imaging, mobile diagnostic and monitoring units. In 2018 this business, excluding BioPharma, generated approximately $17 billion of revenue with mid-teens operating profit margins. The business is a leader in imaging, monitoring and diagnostics, and also provides services, accessories, consumables, education, training and consulting.

The transaction is not subject to a financing condition or a shareholder vote.

PJT Partners LP, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs acted as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to GE on the transaction.

GE is also announcing the expected dates for the following upcoming investor events:
●	Week of February 25: Annual report release, including annual letter and 10-K
●	March 5: H. Lawrence Culp, Jr., GE Chairman and CEO, to present at J.P. Morgan Aviation, Transportation & Industrials conference

●	March 7: GE Insurance teach-in conference call for investors
●	March 14: GE Outlook conference call
●	March 19: Jamie Miller, GE CFO, to present at Bank of America Merrill Lynch Global Industrials and EU Autos conference

More details on these events will be posted to GE’s Investor Relations website at www.ge.com/investor.

Caution Concerning Forward Looking Statements:
This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the planned sale of our Biopharma business announced today; our strategy and plans for the remaining portion of GE Healthcare, and the characteristics of that business in the future; plans to exit our equity ownership position in Baker Hughes, a GE company (BHGE) and the expected benefits to GE; capital allocation plans; GE’s and GE Capital’s capital structure, liquidity and access to funding; our de-leveraging plans, including leverage ratios and targets, the timing and nature of specific actions to reduce indebtedness, credit ratings and credit outlooks; divestiture proceeds expectations; future charges and capital contributions that may be required in connection with GE Capital’s run-off insurance operations or other GE Capital portfolio actions; revenues; organic growth; cash flows and cash conversion, including the impact of working capital, contract assets and pension funding contributions; earnings per share; future business growth and productivity gains; profit margins; the benefits of restructuring actions; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; tax rates; or returns on capital and investment.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
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our success in executing and completing, including obtaining regulatory approvals and satisfying other closing conditions for, announced GE Industrial and GE Capital business or asset dispositions or other transactions, including the planned sale of our Biopharma business announced today, the anticipated proceeds and benefits from that transaction and the timing of closing;

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our strategy and plans for the remaining portion of GE Healthcare, including the structure, form, timing and nature of potential actions with respect to that business in the future and the characteristics of the business going forward;

●	our capital allocation plans, as such plans may change including with respect to de-leveraging actions, the timing and amount of GE dividends, organic investments, and other priorities;
●	further downgrades of our current short- and long-term credit ratings or ratings outlooks and the related impact on our liquidity, funding profile, costs and competitive position;
●	GE’s liquidity and the amount and timing of our GE Industrial cash flows and earnings, which may be impacted by customer, competitive, contractual and other dynamics and conditions;
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GE Capital's capital and liquidity needs, including in connection with GE Capital’s run-off insurance operations, the amount and timing of required capital contributions, strategic actions that we may pursue, WMC-related claims, liabilities and payments, the impact of conditions in the financial and credit markets on GE Capital's ability to sell financial assets, GE Capital’s leverage and credit ratings, the availability and cost of GE Capital funding and GE Capital's exposure to counterparties;

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customer actions or market developments such as secular and cyclical pressures in our Power business, other shifts in the competitive landscape for our products and services, changes in economic conditions, including oil prices, early aircraft retirements and other factors that may affect the level of demand and financial performance of the major industries and customers we serve;

●	operational execution by our businesses;

●	changes in law, economic and financial conditions, including the effect of enactment of U.S. tax reform or other tax law changes, trade policy and tariffs, interest and exchange rate volatility, commodity and equity prices and the value of financial assets;
●	our ability to launch new products in a cost-effective manner;
●	our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures;
●	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of WMC, Alstom, SEC and other investigative and legal proceedings;
●	our success in integrating acquired businesses and operating joint ventures, and our ability to realize revenue and cost synergies from announced transactions, acquired businesses and joint ventures;
●	the impact of potential product failures and related reputational effects;
●	the impact of potential information technology, cybersecurity or data security breaches;
●	the other factors that are described in "Forward-Looking Statements" in BHGE’s most recent earnings release or SEC filings; and
●	the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated in our Quarterly Reports on Form 10-Q.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. Our public communications and SEC filings may include certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

About GE

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